Exhibit 10.8

1ST FINANCIAL SERVICES CORPORATION

NON-QUALIFIED STOCK OPTION AGREEMENT

1st Financial Services Corporation, a North Carolina corporation, hereby grants to Roger A. Mobley (the “Optionee”) an option (the “Option”) to purchase the total number of shares of 1st Financial Services Corporation common stock, par value $5.00 per share, set forth in the attached Notice of Grant effective January 26, 2009 (the “Notice of Grant”), at the price specified in the Notice of Grant, subject in all respects to the terms, definitions, and provisions of the 2008 Omnibus Equity Plan (the “Plan”) adopted by 1st Financial Services Corporation, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings herein.

1. Nature of the Option. This Option does not qualify as an incentive stock option under the Internal Revenue Code of 1986.

2. Exercise Price. The exercise price for each share of common stock is set forth in the Notice of Grant and is not less than the fair market value per share of the common stock on the date of grant.

3. Exercise of Option. This Option shall be exercisable during its term in accordance with the exercise schedule set out in the Notice of Grant and in accordance with the terms of the Plan as follows:

(a) Right to Exercise.

1)	this Option may not be exercised for a fraction of a share,

2)	in the case of the Optionee’s death or other termination of employment, the exercisability of the Option is governed by sections 7 and 8 below, subject to the limitations contained in subsection 3(a)(3), and

3)	this Option may not be exercised after expiration of its term, as provided by section 10 below.

(b) This Option shall be exercisable by executing the Stock Option Notice of Exercise in the form attached hereto as Exhibit A (the “Exercise Notice”), which shall state the Optionee’s election to exercise the Option, the number of shares for which the Option is being exercised, and such other representations and agreements concerning the holder’s investment intent as may be required by 1st Financial Services Corporation. The written notice shall be signed by the Optionee and shall be delivered by certified mail to the Plan Committee or the Plan Committee’s designee. The Exercise Notice shall be accompanied by payment of the exercise price. The Option shall be deemed to be exercised upon receipt by 1st Financial Services Corporation of such Exercise Notice accompanied by payment of the exercise price in full.

(c) No shares shall be issued for the exercise of an Option unless the issuance and exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which 1st Financial Services Corporation common stock may then be listed. Assuming compliance, for income tax purposes shares shall be considered transferred to the Optionee on the date the Option is exercised.

4. Optionee’s Representations. If this Option and the shares acquirable by exercise of this Option have not been registered under the Securities Act of 1933 when this Option is exercised, the Optionee shall, if required by 1st Financial Services Corporation, concurrently with the exercise of all or any portion of this Option deliver to 1st Financial Services Corporation an investment representation statement in the customary form, a copy of which is available for Optionee’s review from 1st Financial Services Corporation upon request. Optionee acknowledges and agrees that a certificate or certificates representing shares acquired by exercise of an Option may bear a restrictive legend or legends noting the restrictions on transfer arising under applicable securities laws and the Plan.

5. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Plan Committee, in its sole discretion:

(a)	cash or a cash equivalent,

(b)	by surrender or constructive surrender of other unrestricted shares of 1st Financial Services Corporation common stock owned for at least six months before the exercise date,

(c)	a combination of cash and shares of 1st Financial Services Corporation common stock, or

(d)	cashless exercise, unless prohibited by the Plan Committee.

6. Restrictions on Exercise. This Option may not be exercised before the Plan is approved by 1st Financial Services Corporation’s stockholders, or if the issuance of shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, 1st Financial Services Corporation may require the Optionee to make any representation and warranty to 1st Financial Services Corporation as 1st Financial Services Corporation in its sole discretion considers necessary or appropriate under applicable law.

7. Termination of Status as an Employee for Cause or Other Termination of Employment. If the Optionee is terminated for cause or if in 1st Financial Services Corporation’s judgment a basis for termination for cause exists, all rights under any unexercised options shall expire immediately and the unexercised options shall be immediately forfeited, regardless of whether the options are exercisable and regardless of whether Optionee’s employment with 1st Financial Services Corporation or a Related Entity actually terminates. “Termination for cause” includes one or more of the following acts –

(a) an act of fraud, intentional misrepresentation, embezzlement, misappropriation, or conversion by the Optionee of the assets or business opportunities of 1st Financial Services Corporation or a Related Entity,

(b) conviction of the Optionee of or plea by the Optionee of guilty or no contest to a felony or a misdemeanor,

(c) violation by the Optionee of the written policies or procedures of 1st Financial Services Corporation or the Related Entity with which the Optionee is employed, including but not limited to violation of 1st Financial Services Corporation’s or Related Entity’s code of conduct or code of ethics,

(d) disclosure to unauthorized persons of any confidential information not in the public domain relating to 1st Financial Services Corporation’s or Related Entity’s business, including all processes, inventions, trade secrets, computer programs, technical data, drawings or designs, information concerning pricing and pricing policies, marketing techniques, plans and forecasts, new product information, information concerning methods and manner of operations, and information relating to the identity and location of all past, present, and prospective customers and suppliers,

(e) intentional breach of any contract with or violation of any legal obligation owed to 1st Financial Services Corporation or a Related Entity,

(f) dishonesty relating to the duties owed by the Optionee to 1st Financial Services Corporation or a Related Entity,

(g) the Optionee’s willful and continued refusal to substantially perform assigned duties, other than refusal resulting from sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may constitute a disability,

(h) the Optionee’s willful engagement in gross misconduct materially and demonstrably injurious to 1st Financial Services Corporation or a Related Entity,

(i) the Optionee’s breach of any term of the Plan or this Agreement,

(j) intentional cooperation with a party attempting a change in control of 1st Financial Services Corporation, unless the Board approves or ratifies the Optionee’s action before the change in control or unless the Optionee’s cooperation is required by law, or

(k) any action that constitutes cause as defined in any written agreement between the Optionee and 1st Financial Services Corporation or a Related Entity.

If the Optionee is terminated for any other reason, all options that are exercisable when termination occurs shall be forfeited if not exercised before the earlier of (x) the expiration date specified in this Agreement or (y) 90 days after the termination date. Nothing in section 7 shall be construed to permit exercise of an option after the option’s expiration date.

8. Death of Optionee. The Optionee may name a beneficiary or beneficiaries to receive or to exercise any vested options that are unpaid or unexercised at the Optionee’s death. Beneficiaries may be named contingently or successively. A beneficiary designation must be made on a form prescribed by the Plan Committee and shall not be effective until filed in writing with the Plan Committee.

9. Non-Transferability of Option. This Option may not be transferred other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee by the Optionee only. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

10. Term of Option. This Option may be exercised on or before the Expiration Date stated in the Notice of Grant and may be exercised during the term solely in accordance with the Plan and the terms of this Non-Qualified Stock Option Agreement.

1ST FINANCIAL SERVICES CORPORATION,
a North Carolina corporation

By:	/s/ Gregory L. Gibson
Its:	Chief Executive Officer

The Optionee acknowledges and agrees that the vesting of shares according to the Notice of Grant and section 3 of this Non-Qualified Stock Option Agreement is earned solely by continuing employment or service with 1st Financial Services Corporation. The Optionee further acknowledges and agrees that nothing in this Non-Qualified Stock Option Agreement or in 1st Financial Services Corporation’s 2008 Omnibus Equity Plan incorporated herein by reference confers upon the Optionee any right to continued employment by 1st Financial Services Corporation nor shall it interfere in any way with the Optionee’s right or Traditions Bancshares Inc.’s right to terminate the Optionee’s employment at any time, with or without cause. The Optionee acknowledges receipt of a copy of the Plan as well as the Prospectus Summary of the 2008 Omnibus Equity Plan and represents that the Optionee is familiar with the terms and provisions of the Plan. The Optionee hereby accepts this Option subject to all of those terms and provisions. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Plan Committee upon any questions arising under the Plan. The Optionee further agrees to notify 1st Financial Services Corporation of any change in the residence address indicated below.

Dated: January 26, 2009	OPTIONEE

/s/ Roger A. Mobley
Roger A. Mobley

Residence Address:

49 Concord Road, Asheville, North Carolina 28803

NOTICE OF GRANT

Subject to the terms of 1st Financial Services Corporation’s 2008 Omnibus Equity Plan and the Non-Qualified Stock Option Agreement effective January 26, 2009, 1st Financial Services Corporation has granted to Roger A. Mobley an option to purchase from 1st Financial Services Corporation a total of 15,000 shares of 1st Financial Services Corporation common stock at the exercise price per share set forth below:

Date of grant	Number of shares acquirable by exercise of option	Type of option ISO / NQSO	Exercise price per share	Becomes vested and exercisable	Expires
January 26, 2009	3,000	NQSO	$5.52	January 26, 2010	January 25, 2019
January 26, 2009	3,000	NQSO	$5.52	January 26, 2011	January 25, 2019
January 26, 2009	3,000	NQSO	$5.52	January 26, 2012	January 25, 2019
January 26, 2009	3,000	NQSO	$5.52	January 26, 2013	January 25, 2019
January 26, 2009	3,000	NQSO	$5.52	January 26, 2014	January 25, 2019

1ST FINANCIAL SERVICES CORPORATION

By:	/s/ Gregory L. Gibson
Its:	Chief Executive Officer

Exhibit A

NOTICE OF EXERCISE

To: 1st Financial Services Corporation

Attn: Plan Committee

Subject: Notice of Intention to Exercise Stock Option

This is official notice that the undersigned (the “Optionee”) intends to exercise vested options to purchase shares of 1st Financial Services Corporation common stock under 1st Financial Services Corporation’s 2008 Omnibus Equity Plan as follows:

Option grant date	Type of option ISO / NQSO	Number of shares being purchased	Option price (per share)	Tax due * (if applicable)	Total amount due

*	1st Financial Services Corporation is required to withhold taxes when employees exercise an NQSO.

I am paying the cost to exercise as specified below by method a, b, c, or d (circle one below)

(a) Cash Payment. Enclosed is my check #              in the amount of $            .

(b) Surrender of 1st Financial Services Corporation Shares. Shares acquired from 1st Financial Services Corporation must have been held for at least six months.

(c) A Combination of Cash and 1st Financial Services Corporation Shares. As described below:

(d) Cashless exercise, unless prohibited by the Plan Committee.

I certify that the stock purchased through the exercise of these options will not be sold in a manner that would violate 1st Financial Services Corporation’s policy on insider trading.

Signed by the Optionee this      day of                     , 20     .

Optionee’s Signature

Print Name

Home Address

City, State, Zip Code

Daytime Phone

Social Security Number

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